SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 6, 2007 (July 2, 2007)

STEEL DYNAMICS, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

6714 Pointe Inverness Way, Suite 200, Fort Wayne, Indiana 46804
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-459-3553

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or disposition of Assets.

On July 2, 2007, Steel Dynamics, Inc. completed the acquisition, by merger, of The Techs Holdings Inc. (known as “The Techs”), a privately held Pennsylvania-based flat-rolled steel galvanizing company, for approximately $370 million, after taking into account certain closing adjustments.

The Techs operate three Pittsburg area galvanizing facilities, MetalTech, GalvTech and NexTech, and have a combined annual galvanizing capacity of approximately one million tons.

Item 8.01  Other Events

On July 2, 2007, Steel Dynamics, Inc. issued a press release entitled “Steel Dynamics Completes Acquisition of The Techs.” The full text of the press release is furnished herewith and attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)                                 Exhibits.

Exhibit Number	Description
10.6	Agreement and Plan of Merger Among The Techs Holdings, Inc. and Steel Dynamics, Inc.

99.1	A press release dated July 2, 2007, “Steel Dynamics Completes Acquisition of The Techs.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/ Theresa E. Wagler
Date: July 6, 2007	By: Theresa E. Wagler
Chief Financial Officer